Exhibit 16.1
August 28, 2006
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
We were previously principal accountants for Insurance Auto Auctions, Inc. and, under the date of March 23, 2006, we reported on the consolidated balance sheets of Insurance Auto Auctions, Inc. and subsidiaries (the Company) as of December 25, 2005 (Successor) and December 26, 2004 (Predecessor) and the related consolidated statements of operations, shareholders’ equity, and cash flows for the period from May 25, 2005 to December 25, 2005 (Successor), for the period from December 27, 2004 to May 24, 2005 (Predecessor) and for the year ended December 26, 2004 (Predecessor) and under the date of April 15, 2005, we reported on management’s assessment of the effectiveness of internal control over financial reporting as of December 26, 2004, and the effectiveness of internal control over financial reporting as of December 26, 2004. On August 22, 2006, we were dismissed as the Company’s principal accountants. We have read the Company’s statements included under Item 4.01 (a)-(b) of its Form 8-K filed with the Securities and Exchange Commission on August 28, 2006, and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statements that the change in the Company’s independent registered public accounting firm was approved by the audit committee of the board; the Board of Directors of the Company engaged Deloitte & Touche LLP (“Deloitte”) as its new independent registered public accounting firm; or that during the fiscal years ended December 25, 2005 and December 26, 2004, and the subsequent interim period through August 22, 2006, the Company did not consult Deloitte regarding (i) either the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K, respectively.
Very truly yours,
/s/ KPMG LLP